SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)               June  6, 2002


Kaire Holdings, Inc.
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(Exact Name of Registrant as Specified in its Charter)


Delaware                            0-21384                      13-3367421
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(State or Other Jurisdiction      (Commission                  (IRS Employer
of Incorporation)                 File Number)               Identification No.)



1429 South Robertson Blvd., Los Angeles, California                90035
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: (310) 273-5181

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(Former Name or Former Address, if Changed Since Last Report)


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Item 2.  Acquisition or Disposition of Assets

As reported on the March 31, 2002 Form 10QSB, on April 17, 2002 the Department of Health Services notified Classic Care Pharmacy that the Medi-Cal Program was taking the following action against Classic Care: 1) withholding 100 percent of payment to Classic Care, and 2) temporarily suspending and deactivating Classic Care's Medi-Cal provider number.

The Department of Health Services ("DHS") took this action as a result of its findings in an unannounced visit to Classic Care Pharmacy whereby the DHS
reviewed prescriptions on record.   The DHS reported that they reviewed
thirty-two prescriptions and that two of the ten referring physicians denied treating and writing the prescriptions. The DHS cited Classic Care for violations of CCR, Title 22, Sec.51476.1(a) and 51476.1(a)(2) which requires written prescriptions be maintained and must identify the prescribing provider. Based on its findings the DHS and the Program have concluded that Classic Care Pharmacy may have committed fraud.

Classic Care retained outside consul to review the findings and found that the DHS facts are wholly inaccurate and that the Department of Health Services ("DHS") position is completely unfounded. It was determined that the DHS requested and reviewed records pertaining to 32 patients, not prescriptions, and that these patients had over 142 prescriptions.

On April 29, 2002, outside counsel wrote to the DHS and explained its findings and provided supporting documentation, including declarations from the prescribing physicians. In response the DHS referred outside counsel to the appeal process.

As it was unable to resolve this matter amicable with the DHS, Classic Care sought, ex parte, a temporary restraining order to show cause re: preliminary injunction against the DHS on Wednesday, May 8, 2002 at the Superior Court for the state of California, County of Sacramento, located at the Credit Union Building, 800 "H: Street, Sacramento, California 95814. The Superior Court Judge granted the DHS until May 24, 2002 to show cause.

On the May 24, 2002 hearing, the court reinstated Classic Care's medical license retroactive to May 8, 2002 because the DHS was not prepared to show cause. However, the court granted the DHS an additional 30 days for to show cause.

The action taken by the DHS forced Kaire Holdings to take immediate action to save its long- term care business, to avoid possible lawsuits from its customers and to preserve as much shareholder value as possible. In reviewing its options, Kaire decided to sell its long term care business, which relied heavily on Medi-Cal, in exchange for forgiveness of certain promissory notes (please see attached exhibit). The businesses remaining with Kaire Holdings consist of the Aids Advocacy business, Hospice, Medical Supplies and its Diabetic Programs.


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Item 7.  Exhibits

Exhibit No.          Exhibit
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99                   Forgiveness of Promissory Note and Remaining Debt Agreement




SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Dated:   June 6, 2002          Kaire Holdings, Inc.


                               By: /s/ Steven Westlund
                               ------------------------------------
                               Steven Westlund


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